Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (this “Agreement”) is dated as of January [__], 2014, between Valor Gold Corp., a Delaware corporation (the “Company”), and the purchasers signatory hereto (the each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, severally and not jointly (i)  10% convertible promissory notes, in the aggregate principal face amount of $[      ] (the “Purchase Price”) and in the form attached hereto as Exhibit A (the “Notes”), which Notes shall be convertible into shares (the “Conversion Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and (ii) warrants, in the form attached hereto as Exhibit B (the “Warrants” and with the Notes, the “Securities”) to purchase shares of Common Stock (the “Warrant Shares” and with the Conversion Shares, the “Shares”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

1.           Purchase and Sale of the Securities.

(a)           Closing.  On the Closing Date (as defined below), upon the terms and subject to the conditions set forth herein:

(i)
the Company hereby agrees to sell to the Purchasers, and the Purchasers hereby agree to purchase from the Company, (i) the Notes and (ii) the Warrants, in consideration of the Purchase Price, as set forth on each such Purchaser’s signature page. For purposes of this Agreement, “Closing Date” means the date on which all of the Transaction Documents (as defined below) have been executed and delivered by the parties thereto, and all conditions precedent to (i) Purchasers’ obligations to pay the Purchase Price and (ii) the Company’s obligation to deliver the Securities, in each case, have been satisfied or waived.

(ii)
The Purchasers shall deliver the Purchase Price, via wire transfer of immediately available funds, to the escrow agent (the “Escrow Agent”), pursuant to the terms of an Escrow Agreement, in the form attached hereto as Exhibit C (the “Escrow Agreement” and collectively with this Agreement, the Notes, the Warrants and all other documentation ancillary hereto and thereto, the “Transaction Documents”).

The Company and the Purchasers shall each deliver to the other items set forth in Section 1(b) deliverable at the closing (the “Closing”). Upon waiver or satisfaction of the covenants and conditions set forth in Sections 1(b) and 1(c), the Closing shall occur at such location within the United States as the parties shall mutually agree.

(b)           Deliverables.

(i)	On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Escrow Agent the following:

A.	this Agreement, duly executed by the Company;

B.	a Note, duly executed by the Company, in the Purchase Price set forth on such Purchaser’s signature page;

C.	a Warrant, duly executed by the Company, to purchase that number of shares equal to (i) the aggregate purchase price of the Note divided by (ii) 0.10 (the “Warrant Shares”);

D.	the Escrow Agreement, duly executed by the Company.

(ii)	On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the following:

A.	this Agreement, duly executed by such Purchaser;

B.	the Purchase Price to the Escrow Agent pursuant to the terms of the Escrow Agreement;

C.	The Escrow Agreement, duly executed by such Purchaser.

(c)           Closing Conditions.

(i)	The obligations of the Company hereunder in connection with the Closing are subject to the waiver or satisfaction of the following conditions:

A.	the accuracy on the Closing Date of the representations and warranties of Purchasers contained herein;

B.	all obligations, covenants and agreements of Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

C.	the delivery by Purchasers of the items set forth in Section 1(b)(ii) of this Agreement.

(ii)	The obligations of Purchasers hereunder in connection with the Closing are subject to the waiver or satisfaction of the following conditions:

A.	the accuracy in all material respects on the Closing Date of the representations and warranties of Company contained herein

B.	all obligations and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

C.	the delivery by the Company of the items set forth in Section 1(b)(i) of this Agreement.

2.           Intentionally Omitted.

        3.           Representations and Warranties of the Company. The Company represents and warrants to each Purchaser as follows:

(a)           Subsidiaries. The Company’s subsidiaries (the “Subsidiaries”) as of the date hereof are set forth in the Company’s SEC Reports (as defined below).  Except as set forth in the SEC Reports, the Company owns, directly or indirectly, 100% of each Subsidiary and such ownership interest is free and clear of any liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and non-assessable and free of preemptive and similar rights to purchase securities. Neither the Company nor the Subsidiaries are subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

(b)           Organization and Qualification. Each of the Company and each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and contemplated to be conducted. Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise), operations, prospects or property of the Company or a Subsidiary, taken as a whole (“Material Adverse Effect”), and no proceeding has been initiated in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the board of directors or the Company’s stockholders in connection therewith, other than in connection with the Required Approvals (as defined herein). Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except: (i) as may be limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)           No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or the Subsidiary is a party or by which any property or asset of the Company or the Subsidiary is bound or affected, or (iii) subject to the Required Approvals (as defined below), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of Form D with the Securities and Exchange Commission (the “Commission”) and such filings as are required to be made under applicable state securities laws (the “Required Approvals”).

(f)           Issuance of the Securities. Each of the Note and the Warrant are duly authorized and, when issued and paid for in accordance with the terms of the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, and free and clear of all liens other than restrictions on transfer provided for in the Transaction Documents.  The shares of Common Stock issuable upon conversion of the Note have been duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents.  The shares of Common Stock issuable upon exercise of the Warrant have been duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all liens other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock such number of securities for issuance of upon conversion or exercise of the Note and Warrant, as applicable.

(g)           Capitalization; Additional Issuances. All of the issued and outstanding securities of the Company as of the date hereof are as set forth in the SEC Reports.  Except as set forth in the SEC Reports, as of the date hereof, there are no outstanding agreements or preemptive or similar rights affecting the Common Stock and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, the Common Stock.

(h)           Litigation.  Except as set forth in the SEC Reports, there are no actions or proceedings pending or, to the knowledge of the Company, threatened by or against Company or any of its Subsidiaries involving more than, individually or in the aggregate, Ten Thousand Dollars ($10,000).  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company

(i)           Regulatory Permits. Each of the Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted or as contemplated to be conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(j)           SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” ) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with U.S. GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by U.S. GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(k)           Private Placement. Assuming the accuracy of Purchaser’s representations and warranties set forth herein, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to Purchaser as contemplated hereby.

(l)           No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to Purchasers.

(m)           Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(n)           Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or any Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any Subsidiary is a party to a collective bargaining agreement, and the Company and each Subsidiary believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and each Subsidiary is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)           Benefit Plans.  Copies of all documentation relating to any Benefit Plans (including all plan documents, written descriptions of plans, actuarial reports and governmental filings and determinations with respect to such Benefit Plans) have been delivered or made available to each Purchaser.  None of the Benefit Plans is a “Defined Benefit Plan” that would be subject to Part 3 of Title 1 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (“ERISA”), Section 412 of the Internal Revenue Code of 1986, as amended, or Title IV of ERISA.  None of the Benefit Plans is a “multiemployer plan” (as such term is defined in Section 3(37) of ERISA) or a “single employer under multiple controlled groups” as described in Section 4063 of ERISA, and neither the Company nor any affiliate has ever contributed to or had an obligation to contribute, or incurred any liability in respect of a contribution to any multiemployer plan.  Each Benefit Plan has been operated in compliance with its terms in all respects, and each Benefit Plan complies, in all respects, with all provisions of applicable Law except as would not have a Material Adverse Effect.  “Benefit Plans” means any Plan ever maintained, established or to which contributions have at any time been made by the Company or any of its affiliates existing at the Closing Date or prior thereto, to which the Company contributes or has contributed, or under which any consultant, employee, former consultant, former employee or director or former director of the Company or any beneficiary thereof is covered, has ever been covered, is or has ever been eligible for coverage or has any benefit rights.

(p)           Compliance. Neither the Company nor any Subsidiary: (i) is in violation of any order of any court, arbitrator or governmental body or (ii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(q)           Environmental Matters.  The Company has complied with and is in compliance with all federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, permits, approvals, judgments, orders and decrees applicable to it or any of its properties, leased real property, assets, operations and businesses relating to environmental protection, and health and safety (collectively “Environmental Laws”) including, without limitation, Environmental Laws relating to air, surface water and groundwater, land and the generation, storage, use, handling, transportation, treatment, release, threatened release, remediation, exposure to or disposal of Hazardous Wastes, Hazardous Materials and Hazardous Substances (as such terms are defined in any applicable Environmental Law), as well as oil, petroleum, petroleum products, asbestos or any substance containing asbestos, and polychlorinated biphenyls (collectively “Hazardous Materials”), (ii)  the Company has obtained and fully complied with and is currently in full compliance with all environmental permits and other environmental approvals necessary for the conduct of its business and the operation of its properties, and has reported to the appropriate governmental or regulatory authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by the Company where Hazardous Materials have been treated, stored, disposed of or otherwise handled, (iii) to the knowledge of the Company, there is not nor has there been any condition, event, circumstance, practice, activity, incident which could reasonably be expected to give rise to any common law liability or liability pursuant to any Environmental Laws or otherwise form the basis of any claim, demand or litigation against the Company; (iv) there are no claims, demand, suits, judicial or administrative actions, governmental investigators or legal proceedings pending or, to the knowledge of the Company, threatened against the Company relating in any way to any Environmental laws, nor has the Company received notice of any violation of, or any claim alleging liability under, any Environmental Laws, (v) there have been no releases or threats of releases (as these terms are defined in Environmental Laws) of any Hazardous Materials at, from, in or on any property previously or currently owned or operated by the Company, except as permitted by Environmental Laws, and (vi) there is no on-site or off-site location to which the Company has transported or disposed of Hazardous Materials or arranged for the transportation of Hazardous Materials which is the subject of any federal, state, local or foreign enforcement action or any other investigation which could reasonably be expected to lead to any claim against the Company for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act or comparable state or local statutes or regulations, except as would not have a Material Adverse Effect.

(r)           Title to Assets. The Company and each Subsidiary have good and marketable title in all personal property owned by them that is material to the business of the Company and each Subsidiary, in each case, free and clear of all liens, except for liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and each Subsidiary and liens for the payment of federal, state, foreign or other taxes, the payment of which is neither delinquent nor subject to penalties (“Permitted Liens”). Any real property and facilities held under lease by the Company and each Subsidiary are held by them under valid, subsisting and enforceable leases with which the Company and each Subsidiary are in compliance.

(s)           Insurance. The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and each Subsidiary are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(t)           Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents. Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u)           Investment Company.  The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)           Foreign Corrupt Practices. None of the Company, any Subsidiary or, to the knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(w)           No Disagreements with Accountants or Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

 (x)           Internal Controls. Except as disclosed in the SEC Reports, the Company is in compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in the Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with U.S. GAAP and the applicable requirements of the Exchange Act.

(y)           Full Disclosure. All of the disclosure furnished by or on behalf of the Company to Purchaser regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        4.           Representations and Warranties of Purchaser. Each Purchaser, severally and not jointly, represents and warrants to the Company, only with respect to itself, as follows:

(a)           Purchaser is an “accredited investor” as defined by Rule 501 under the Securities Act. Purchaser is capable of evaluating the merits and risks of its investment in the Securities and has the ability and capacity to protect its interests.

(b)           Purchaser understands that the Securities have not been registered. Purchaser understands that the Securities will not be registered under the Securities Act in reliance upon an exemption in reliance on Section 4(2) of the Securities Act.

(c)           Purchaser acknowledges that Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect thereto.

(d)           Purchaser is purchasing the Securities for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing the Securities in compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the Commission thereunder, and applicable state securities laws; and that an investment in the Securities is not a liquid investment.

(e)           Purchaser has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement. This Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except: (i) as may be limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(f)           There are no actions, suits, proceedings or investigations pending against Purchaser or Purchaser’s assets before any court or governmental agency (nor, to Purchaser’s knowledge, is there any threat thereof) which would impair in any way Purchaser’s ability to enter into and fully perform Purchaser’s commitments and obligations under this Agreement or the transactions contemplated hereby.

(g)           The execution, delivery and performance of and compliance with this Agreement and the issuance of the Securities to Purchaser will not result in any violation of, or conflict with, or constitute a default under, any of Purchaser’s articles of incorporation or by-laws, or equivalent limited liability company, trust or partnership documents, if applicable, or any agreement to which Purchaser is a party or by which it is bound, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Purchaser or the Securities purchased by Purchaser.

(h)           Purchaser is aware that the Securities will be (unless registered by the Company), when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Securities Act, and may not be offered, sold or transferred except pursuant to an effective registration statement or an exemption from registration under the Securities Act.

(i)           Purchaser understands that the Securities shall bear the following legend or one substantially similar thereto, which Purchaser has read and understands:

NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT MAY BE CONVERTED HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT MAY BE CONVERTED MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF AT ANY TIME IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

(j)           Any sales, transfers, or other dispositions of the Securities by Purchaser, if any, will be made in compliance with the Securities Act and all applicable rules and regulations promulgated thereunder.

(k)           Purchaser further represents that the address of Purchaser set forth on the signature page is its principal place of business; that Purchaser is purchasing the Securities for Purchaser’s own account and not, in whole or in part, for the account of any other person; and that Purchaser has not formed any entity, and is not an entity formed, for the purpose of purchasing the Securities.

(l)           Purchaser represents and warrants that no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Agreement.

        5.           Other Agreements.

(a)           Certain Covenants of the Company.  As long as the Notes or any accrued fees or interest remain unpaid or outstanding, the Company shall comply and operate in accordance with all of the following covenants and agreements:

(i)	Compliance with Laws. The Company will comply in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities.

(ii)
Notice of Legal Matters.  The Company shall notify Purchaser promptly after the Company shall obtain knowledge of any written notice of any legal or arbitral proceedings, and of all proceedings by or before any governmental authority, and each material development in respect of such legal or other proceeding affecting the Company, except proceedings which, if adversely determined, would not reasonably be likely to have a Material Adverse Effect.

(iii)
Books and Records; Inspection and Audit Rights.  The Company will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Company will permit any representatives designated by Purchaser, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its business, assets, affairs, finances, prospects, and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested.  Promptly upon Purchaser’s written request therefor, the Company shall deliver to Purchaser such documents and other evidence of the existence, good standing, foreign qualification and financial condition of the Company as Purchaser shall request from time to time.

(b)           Notice of Other Material Events.  As long as the Notes or any accrued fees or interest remain unpaid or outstanding, the Company shall provide notice of the following:

(i)
The Company shall furnish to each Purchaser prompt (but in no event more than two (2) business days after the relevant occurrence) written notice of the occurrence of any Event of Default or any other event or circumstance that results in, or could reasonably be expected to result in, a Material Adverse Effect.

(ii)
The Company shall furnish to Purchaser written notice of the following not less than thirty (30) days prior to the occurrence thereof:  (A) any change of the Company’s corporate name or of any trade name used to identify it in the conduct of its business or in the ownership of its properties, (B) any change of the state in which the Company is organized or conducts business, (C) any change of the Company’s principal place of business, or (D) any change of the Company’s identity or corporate structure.

(iii)
Each notice delivered under this Section shall be accompanied by a statement of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(c)           Further Assurances.  At any time or from time to time after the execution hereof, the Company will promptly execute, deliver, verify, acknowledge, record and/or file any and all further documents and instruments (including financing statements and continuation statements), and promptly take any and all such other and further actions, as Purchaser may request in order to evidence or more fully effectuate the transactions and security arrangements contemplated hereby and to otherwise carry out the terms hereof.

           (d)           Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of providing for the exercise of the conversion rights provided for under the Note and Warrant, such number of shares of Common as shall, from time to time, be sufficient for issuance upon conversion of such Note and Warrant in full.

        6.           Events of Default.

(a)           Each of the following events, individually, shall constitute an “Event of Default”:

(i)	the Company shall fail to pay any amount under the Notes when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(ii)	the Company shall fail to pay any accrued but unpaid interest when and as the same shall become due and payable;

(iii)	the Company shall fail to perform any obligation or pay any fee or any other amount payable under any of the Transaction Documents, when and as the same shall become due and payable;

(iv)
any representation or warranty made by or on behalf of the Company in or in connection with any Transaction Document, or in any report, certificate or other document furnished pursuant to or in connection with any Transaction Document, shall prove to have been incorrect in any material respect when made or deemed made or shall be breached;

(v)
the Company shall fail to observe or perform any covenant, condition or agreement contained in any Transaction Document (other than those specified in clause (i), (ii), and (iii) of this Section 6 and such failure shall continue unremedied for a period of ten (10) days after notice thereof from Purchaser to the Company;

(vi)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for ninety (90) days or an order or decree approving or ordering any of the foregoing shall be entered;

(vii)
the Company shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (vi) of this Section 6, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(viii)	the Company shall be unable, admit in writing its inability, or fail generally, to pay its debts as they become due;

(ix)
one or more final judgments for the payment of money in an aggregate amount in excess of $25,000 shall be rendered against the Company and the same shall remain undischarged for a period of twenty (20) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company to enforce any such judgment;

(x)	any default by the Company under, or the occurrence of any event of default as defined in, any other indebtedness owed by the Company;

(xii)	any event, transaction, action or omission of or involving the Company shall occur which Purchaser reasonably believes will result in a Material Adverse Effect;

(xiii)	any of this Agreement or the Note shall cease to be, or shall be asserted by the Company or other obligor thereunder not to be, in full force and effect

(b)           Remedies.  Notwithstanding anything to the contrary in any Transaction Document, upon the occurrence of an Event of Default, and in every such event (other than an event with respect to the Company described in clauses (vi), (vii) or (viii) of Section 6, at any time during the continuance of such event, Purchaser may, at its sole election, by notice to the Company, declare all amounts under the Notes then outstanding to be due and payable in whole (or in part, in which case any amounts under the Notes not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the outstanding amount under the Notes so declared to be due and payable, together with all fees and other payment obligations of the Company accrued but unpaid under the Transaction Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, and in case of any event with respect to the Company described in clauses (vi), (vii) or (viii) of Section 6, amounts under the Notes then outstanding, together with all fees and other payment obligations of the Company accrued but unpaid under the Transaction Documents, shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

        7.           Indemnification by the Company. The Company shall indemnify each of Purchaser and its officers, directors, shareholders, members, partners, employees, agents and affiliates in respect of, and hold each of them harmless from and against, any and all Losses (as defined below, and whether or not involving any person not a party to this Agreement) suffered, incurred or sustained by any of them or to which any of them becomes subject resulting from, arising out of or relating to (a) any material misrepresentation on the part of the Company, (b) a breach by the Company of any of the representations and warranties contained herein, or (c) any non-fulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement or in any of the Transaction Documents (including any certificates delivered in connection herewith or therewith). If and to the extent that the indemnification hereunder is finally determined by a court of competent jurisdiction to be unenforceable, the Company shall make the maximum contribution to the payment and satisfaction of the indemnified Losses as shall be permissible under applicable laws. “Losses” means any and all damages, fines, fees, taxes, penalties, deficiencies, diminution in value of investment, losses and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (including, without limitation, fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any claim made by a person not a party hereto and (ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise).

        8.           Miscellaneous.

(a)           The Company agrees not to transfer or assign this Agreement or any of the Company’s rights or obligations herein and each Purchaser agrees that the transfer or assignment of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws.

(b)           This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Transaction Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended or waived only by a written instrument signed by all parties.

(c)           Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by fax, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail, with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid), to the following addresses:

(i)	If to the Company, at:

Valor Gold Corp.
200 S. Virginia Street
8th Floor
Reno, NV 89501

With a copy (which shall not constitute notice) to:

Harvey Kesner, Esq.
61 Broadway, 32 nd Floor
New York, New York 10006
Tel:  (212) 930-9700
Fax:  (212) 930-9725

(ii)   If to a Purchaser, to the address set forth on its signature page hereto.

and:

(d)           No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by all parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(e)           This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York as such laws are applied by the New York courts to contracts solely performed within its borders, except with respect to the conflicts of law provisions thereof.

(f)           Any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in New York County, New York. The parties hereto hereby: (i) waive any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consent to the jurisdiction of the federal and state courts located in New York County, New York in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the federal and state courts located in New York County, New York. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(g)           If any provision of this Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

(h)           The Company understands and agrees that money damages may not be a sufficient remedy for any breach of this Agreement by the Company, and that Purchaser shall be entitled to equitable relief, including an injunction and specific performance, as a remedy for any such breach, without the necessity of establishing irreparable harm or posting a bond therefor. Such remedies shall not be deemed to be the exclusive remedies for a breach by the Company of this Agreement, but shall be in addition to all other remedies available at law or equity to Purchaser.

(i)           All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.

(j)           This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

Company Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VALOR GOLD CORP.

By:   ______________________
      Name: David Rector
      Title: Chief Executive Officer

Purchaser Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

[PURCHASER]

By:
      Name:
      Title:

Purchase Price : ________________________

Address for Notice :

______________________________________
______________________________________
Attention of: ____________________________
Telephone: _____________________________
Facsimile:_______________________________